                              ARTICLES OF INCORPORATION
                                       OF
                                  NEWCO RGLG 1, INC.

The undersigned, being a natural person of the age of eighteen years or more, for the purpose of forming a corporation under The General and Business Corporation Law of Missouri , does hereby adopt the following Articles of
Incorporation:

FIRST.  The Name of the corporation is : Newco RGLG 1, Inc.

SECOND. The address of its initial registered office in the State of Missouri is 2300 City Center Square, P.O. Box 26278, registered agent at such address is Marvin L. Rich

THIRD. The aggregate number of shares which the corporation shall have authority to issue shall be one million (1,000,000) shares of common stock, each of the par value of one cent ($.01) per share.

FOURTH.  The name and place of residence of the incorporator are as follows:

Name:   Marvin L. Rich

Residence:  6632 Wenonga Road, Mission, Kansas  66208

FIFTH. The number of directors to constitute the first board of directors of the corporation is five (5). Thereafter the number of directors shall be fixed by, or in the manner provided in, the bylaws of the corporation. Any change in the number of directors shall be reported to the Secretary of State within thirty (30) calendar days of such change. Directors need not be shareholders unless the bylaws require them to be shareholders.

The persons to constitute the first board of directors, each of whom shall hold office until the first annual meeting of the shareholders or until his successor shall have been elected and qualified, are as follows:

                                 Rex Wiggins
                                 Tom Olofson
                                Terry Matlack
                                  Max Muller

SIXTH.   The duration of the corporation is perpetual.

SEVENTH.  This corporation is formed for the following purposes:

(a) To engage in every aspect of ddata processing, creation of date bases, communicatins and other computer related acctivities.

(b) To but, lease, rent or otherwise acquire, own, hold, use, divide, partition, develop, improve, operate and sell, lease, mortgage or otherwise dispose of, deal in and turn to account real estate, leaseholds and any and all interests or estates therein or appertaining thereto; and to construct, manage, operate, improve, maintain and otherwise deal with buildings, structures and improvements situated or to be situated on any real estate or leasehold.

(c) To engage in any mining, manufacturing, chemical, metallurgical, processing or related business, and to buy, lease, construct or otherwise acquire, own, hold, use, sell, lease, mortgage or otherwise dispose of, plants, works, facilities and equipment therefor.

(d) To buy, utilize, lease, rent, import, export, manufacture, produce, design, prepare, assemble, fabricate, improve, develop, sell, lease, mortgage, pledge, hypothecate, distribute and otherwise deal in at wholesale, retail or otherwise, and as principal, agent or otherwise, all commodities, goods, wares, merchandise, machinery, tools, devices, apparatus, equipment and all other personal property, whether tangible or intangible, of every kind without limitation as to description, location or amount.

(e) To apply for, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, enjoy, turn to account, grant licenses in respect of, manufacture under, introduce, sell, assign, mortgage, pledge or otherwise dispose of:

1. Any and all inventions, devices, processes and formulae and any improvements and modifications thereof;

2. Any and all letters patent of the United States or of any other country, state of locality, and all rights connected therewith or appertaining thereto.

3. Any and all copyrights granted by the United States or any other country, state or locality;

4. Any and all trademarks, trade names, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States or of any other county, state or locality; and to conduct and carry of its business in any or all of its various branches under any trade name or trade names.

  (f) To engage in carry on and conduct research, experiments, investigations, analyses, studies and laboratory work, for the purpose of discovering new products or to improve products, articles and things, and to buy, construct or otherwise acquire, own, operate, maintain, lease, sell, mortgage or otherwise dispose of, laboratories and similar facilities, plants and any and all other establishments, and to procure, construct, own, use, hold and dispose of all necessary equipment in respect thereof, for the purposes aforesaid.

  (g) To enter into any lawful contract or contracts with persons, firms, corporations, other entities, governments or any agencies or subdivisions thereof, including guaranteeing the performance of any contract or any obligation of any person, firm, corporation or other entity.

  (h) To purchase and acquire, as a going concern or otherwise, and to carry on, maintain and operate all or any part of the property or business of any corporation, firm, association, entity, syndicate or person whatsoever, deemed to be of benefit to the corporation, or of use in any manner in connection with any of its purposes; and to dispose thereof upon such terns as may seem advisable to the corporation.

        (i) To purchase or otherwise acquire, hold, sell, pledge, reissue, transfer or otherwise deal in, shares of the corporation s own stock provided that it shall not use its funds or property for the purchase of its own shares of stock when such Use would be prohibited by law, by the articles of incorporation or by the bylaws of the corporation; and, provided further, that shares of its own stock belonging to it shall not be voted upon directly or indirectly.

         (j) To invest, lend and deal with moneys of the corporation in any lawful manner, and to acquire by purchase, by the exchange of stock or other securities of the corporation, by subscription or otherwise, and to invest in, to hold for investment or for any other purpose, and to use, sell, pledge or otherwise dispose of, and in general to deal in any interest concerning or enter into any transaction with respect to (including long and short sales of) any stocks, bonds, notes, debentures, certificates, receipts and other securities and obligations of any government, state, municipality, corporation, association or other entity, including individuals and partnerships and, while owner thereof, to exercise all of the rights, powers and privileges of ownership, including, among other things, the right to vote thereon for any and all purposes and to give consents with respect thereto.

        (k) To borrow or raise money for any purpose of the corporation and to secure any loan, indebtedness or obligation of the corporation and the interest accruing thereon, and for that or any other purpose to mortgage, pledge, hypothecate or charge all of any part of the present or hereafter acquired property, rights and franchises of the corporation, real, personal, mixed or of any character whatever, subject only to limitations specifically imposed by law.

        (l) to do any or all of the things hereinabove enumerated alone for its own account, or for the account of others, or as the agent for others, or in association with others or by or through others, and to enter into all lawful contracts and undertakings in respect thereof.

        (m) To have one or more offices, to conduct its business, carry on its operations and promote its objects within and without the State of Missouri and anywhere in the world, and without restriction as to place, manner or amount, but subject to the laws applicable thereto; and to do any or all of the things herein set forth to the same extent as a natural person might or could do and in any part of the world, either alone or in the company with others.

        (n) In general, to carry on any other business in connection with each and all of the foregoing or incidental thereto, and to carry on, transact and engage in any and every lawful business or other lawful thing calculated to be of gain, profit or benefit to the corporation as fully and freely as a natural person might do, to the extent and in the manner, and anywhere within and without the State of Missouri, as it may from time to time determine; and to have and exercise each and all of the powers and privileges, either direct or incidental, which are given and provided by or are available under the laws of the State of Missouri in respect of general and business corporations organized for profit thereunder; provided, however, that the corporation shall not engage in any activity for which a corporation may not be formed under the laws of the State of Missouri.

   None of the purposes and powers specified in any of the paragraphs of this Article SEVENTH shall be in any way limited or restricted by reference to or inference from the terms of any other paragraphs, and the purposes and powers specified in each of the paragraphs of this Article SEVENTH shall be regarded as independent purposes and powers. The enumeration of specific purposes and powers in this Article SEVENTH shall not be construed to restrict in any manner the general purposes and powers of this corporation, nor shall the expression of one thing be deemed to exclude another, although it be of like nature. The enumeration of purposes or powers herein shall not be deemed to exclude or in any way limit by inference any purposes or powers which this corporation has power to exercise, whether expressly by the laws of the State of Missouri, now or hereafter in effect, or impliedly by any reasonable construction of such laws.

   EIGHTH. (a) Except as may be otherwise specifically provided by statute, or the articles or incorporation or the bylaws of the corporation, as from time to time amended, all powers of management, direction and control of the corporation shall be, and hereby are, vested in the board of directors.

     (b) The bylaws of the corporation may from time to time be altered, amended, suspended or repealed, or new bylaws may be adopted, in any of the following ways: (i) by the affirmative vote, at any annual or special meeting of the shareholders, or the holders of a majority of the outstanding shares of stock of the corporation entitled to vote; or (ii) by resolution adopted by a majority of the full board of directors at a meeting thereof, or adopted by a majority of the full board of directors at a meeting thereof, or
(iii) by unanimous written consent of all the shareholders or all the directors in lieu of a meeting; provided, however, that the power of the directors to alter, amend, suspend or repeal the bylaws or any portion thereof may be denied as to any bylaws or portion thereof enacted by the shareholders if at the time of such enactment the shareholders shall so expressly provide.

     (c) The corporation may agree to the terms and conditions upon which any director, officer, employee or agent accepts his office or position and
in its bylaws or otherwise may agree to   indemnify and protect any director,
officer, employee or agent to the extent permitted by the laws of Missouri.

   NINTH. Insofar as it is permitted under the laws of Missouri and except as may be otherwise provided by the bylaws of this corporation, no contract or other transaction between this corporation and any other firm or corporation shall be affected or invalidated solely by reason of the fact that any director or officer of this corporation is interested in, or is a member, shareholder, director or officer of such other firm or corporation; and any director or officer of this corporation, individually or jointly with one or more other directors or officers of this corporation, may be a party to, or may in interested in, any contract or transaction of this corporation or in which this corporation is interested, and no such contract or transaction shall be invalidated thereby.

   TENTH. The directors shall have power to hold their meetings and to keep the books (except any books required to be kept in the State of Missouri, pursuant to the laws thereof) at any place within or without the State of Missouri.

   ELEVENTH. The corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner of such shares and of all rights derived from such shares for all purposes. The corporation shall not be obligated to recognize any equitable or other claim to or interest in such shares or rights on the part of any other person, including but without limiting the generality of the term person, a purchaser, pledgee, assignee or transferee of such shares or rights, unless and until such person becomes the registered holder of such shares, and the foregoing shall apply whether or not the corporation shall have either actual or constructive notice of the interest of such person.

   TWELFTH. The corporation reserves the right to alter, amend or repeal any provision contained in its articles of incorporation in the manner now or hereafter prescribed by the statutes of Missouri, and all rights and powers conferred herein are granted subject to this reservation; and, in particular, the corporation reserves the right and privilege to amend its articles of incorporation from time to time so as to authorize other or additional classes of shares (including preferential shares), to increase or decrease the number of shares of any class now or hereafter authorized, to establish, limit or deny to shareholders of any class the right to purchase or subscribe for any shares of stock of the corporation of any class, whether now or hereafter authorized or whether issued for cash, property or services or as a dividend or otherwise, or to purchase or subscribe for any obligations, bonds, notes, debentures, or securities or stock convertible into shares of stock of the corporation or carrying or evidencing any right to purchase shares of stock of any class, and to vary the preference, priorities, special powers, qualifications limitations, restrictions and the special or relative rights or other characteristics in respect of the shares of each class, and to accept and avail itself of, or subject itself to, the provisions of any statutes of Missouri hereafter enacted pertaining to general and business corporations, to exercise all the rights, powers and privileges conferred upon corporations organized thereunder or accepting the provisions thereof and to assume the obligations and duties imposed therein, upon the affirmative vote of the holders of a majority of the shares of stock entitled to vote thereon, or, in the event the laws of Missouri require a separate vote by classes of shares, upon the affirmative vote of the holders of a majority of the shares of each class whose separate vote is required thereon.



      IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 13th day of July, 1988.


                             /s/ Marvin L. Rich
                             ____________________________
                             Marvin L. Rich
                             Incorporator

STATE OF MISSOURI )
                   ) ss.
COUNTY OF JACKSON )

    Subscribed and sworn to before me on this 13th day of July, 1988.


                             BARBARA RAGAN
                             Notary Public

My Commission Expires:

July 10, 1991

               STATE OF MISSOURI...OFFICE SECRETARY OF STATE

                  JAMES C. KIRKPATRICK, Secretary of State


                  AMENDMENT OF ARTICLES OF INCORPORATION
               (To be submitted in duplicate by an attorney)



HONORABLE JAMES C. KIRKPATRICK
SECRETARY OF STATE
STATE OF MISSOURI
JEFFERSON CITY, MO 65101


    Pursuant to the provisions of The General and Business corporation Law of Missouri, the undersigned Corporation certifies the following:

    (1) The present name of the Corporation is Newco RGLG 1, Inc.

    The name under which it was originally organized was Newco RGLG 1, Inc.

    (2) An amendment to the Corporation s Articles of Incorporation was adopted by the shareholders on July 29, 1988.

    (3) Article #1 is amended to read as follows:

        The name of the corporation is:  Electronic Processing, Inc.

    (4) Of the 300,000 shares outstanding, 300,000 of such shares were entitled to vote on such amendment.

    The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

    Class             Number of
                      Outstanding Shares

    Common            300,000

    (5) The number of shares voted for and against the amendment was as follows:

    Class             No. Voted For          No. Voted Against

    Common            300,000                0

    (6) If the amendment changed the number or par value of authorized shares having a par value the amount in dollars of authorized shares having a par value as changed is:

        N/A

    If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are:

        N/A

    (7) If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

        N/A

    IN WITNESS WHEREOF, the undersigned, Max Muller, President, has executed this instrument and its Assistant Secretary, Peggy Mitchell, has affixed its corporate seal hereto and attested said seal on the 10th day of August, 1988.

    PLACE
CORPORATE SEAL
    HERE
(IF NO SEAL, STATE "NONE")
    None                                 NEWCO RGLG 1, INC.

ATTEST:

/s/Peggy J. Mitchell                       /s/Max Muller
__________________________________       By_________________________
Peggy J. Mitchell, Asst. Secretary         Max Muller, President

STATE OF KANSAS    )
                   ) ss.
COUNTY OF JOHNSON  )


    I, WANDA KENDRICK, a notary public do hereby certify that on this 10th day of August, 1988, personally appeared before me Max Muller, who, being by me first duly sworn, declared that he is the President of Newco RGLG 1, Inc., that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.


                              WANDA KENDRICK
                              ______________________________
                              Notary Public



My commission expires 1/28/90

               STATE OF MISSOURI ... OFFICE OF SECRETARY OF STATE
                     AMENDMENT OF ARTICLES OF INCORPORATION
                  (To be submitted in duplicate by an attorney)


SECRETARY OF STATE
STATE OF MISSOURI
P.O. BOX 778
JEFFERSON CITY, MO 65102

    Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

    1.  The present name of the Corporation is Electronic Processing, Inc.

        The name under which it was originally organized was NEWCO RGLG, I, INC.

    2. An amendment to the Corporation s Articles of Incorporation was adopted by the shareholders on October 12, 1995.

    3.  Articles Third is amended to read as follows:

        Third. The aggregate number of shares, class and par value, if any, which the corporation shall have authority to issue shall be 3,000,000 shares of common stock, each with a par value of $.01.

        There are no preferences, qualifications, limitations, restrictions, or special or relative rights, including convertible rights, if any, with respect to the authorized shares of stock.

    4. Of the 300,000 shares outstanding, 300,000 of such shares were entitled to vote on such amendment.

        The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

                 Class              Number Of Outstanding Shares
                 -----              ----------------------------

                 Common                        300,000

    5.  The number of shares voted and against the amendment was as follows:

                 Class        No. Voted For       No. Voted Against
                 -----        -------------       -----------------

                 Common          300,000                  -0-

    6. If the amendment changed the number of par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is : $30,000.00

        If the amendment changed the number of authorized shared without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be
        presently issued are:   N/A

    7. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of the class, the following is a statement of the manner in which such
        reduction shall be effected:   N/A

    IN WITNESS WHEREOF, the undersigned, Tom W. Olofson, President, has executed this instrument and Robert C. Levy, its Secretary has affixed its corporate seal hereto and attested said seal on the 31st day of October, 1995.

    PLACE CORPORATE
    SEAL HERE
                                       ELECTRONIC PROCESSING, INC.




                                       By:  /s/Tom W. Olofson
                                          -------------------------------------
                                           Tom W. Olofson, President



By:  /s/ Robert C. Levy
   ----------------------------------
    Robert C. Levy, Secretary

STATE OF KANSAS        )
                       ) ss.
COUNTRY OF WYANELETTE  )


    I, the undersigned, a Notary Public, do hereby certify that on this 31st day of October, 1995, Tom W. Olofson personally appeared before me who, being by me first duly sworn, declared the he is the President of Electronic Processing, Inc., and acknowledged the he signed the foregoing document as President of the corporation, and that the statement therein contained are true.

    NOTARIAL SEAL                       /s/ Judy E. Schuberger
                                       --------------------------------------
                                        Notary Public

My commission expires 4/5/97

             STATE OF MISSOURI ... OFFICE OF SECRETARY OF STATE
                  AMENDMENT OF ARTICLES OF INCORPORATION
               (To be submitted in duplicate by an attorney)


SECRETARY OF STATE
STATE OF MISSOURI
P.O. BOX 778
JEFFERSON CITY, MO 65102

     Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

      1.  The present name of the Corporation is Electronic Processing, Inc.

          The name under which it was originally organized was NEWCO RGLG, I, INC.

      2. An amendment to the Corporation s Articles of Incorporation was adopted by the shareholders on April 1 , 1996.

      3.  Articles Third is amended to read as follows:

          Third. The aggregate number of shares, class and par value, if any, which the corporation shall have authority to issue shall be 5,000,000 shares of common stock, each with a par value of $.01.

          There are no preferences, qualifications, limitations, restrictions, or special or relative rights, including convertible rights, if any, with respect to the authorized shares of stock.

      4. Of the 300,000 shares outstanding, 300,000 of such shares were entitled to vote on such amendment.

          The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

              Class                  Number of Outstanding Shares
              -----                  ----------------------------

             Common                                      300,000

      5.  The number of shares voted and against the amendment was as follows:

              Class                 No. Voted For          No. Voted Against
              -----                 -------------          -----------------

             Common                    300,000                    -0-

      6. If the amendment changed the number of par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is : $50,000.00

          If the amendment changed the number of authorized shared without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued
          are:   N/A

      7. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of the class, the following is a statement of the manner in which such
          reduction shall be effected:   N/A

      IN WITNESS WHEREOF, the undersigned, Tom W. Olofson, President, has executed this instrument and Robert C. Levy, its Secretary has affixed its corporate seal hereto and attested said seal on the 1st day of April, 1996.

      PLACE CORPORATE
      SEAL HERE
                                       ELECTRONIC PROCESSING, INC.




                                       By:  /s/ Tom W. Olofson
                                          ----------------------------
                                           Tom W. Olofson, President

ATTEST:


By:/s/ Robert C. Levy
   -----------------------------
     Robert C. Levy, Secretary

STATE OF MISSOURI       )
                        ) ss.
COUNTRY OF JACKSON      )


      I, the undersigned, a Notary Public, do hereby certify that on this 1st day of April, 1995, Tom W. Olofson personally appeared before me who, being by me first duly sworn, declared the he is the President of Electronic Processing, Inc., and acknowledged the he signed the foregoing document as President of the corporation, and that the statement therein contained are true.

{Notarial Seal}                               /s/ Judy E. Schuberger
                                              --------------------------
                                              Notary Public


My commission expires:

      4/5/97
----------------------

              STATE OF MISSOURI . . . OFFICE OF SECRETARY OF STATE
                     AMENDMENT OF ARTICLES OF INCORPORATION
                  (TO BE SUBMITTED IN DUPLICATE BY AN ATTORNEY)


SECRETARY OF STATE
STATE OF MISSOURI
P. O. BOX 778
JEFFERSON CITY, MO  65102


     Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned corporation hereby certifies the following:


     1.   The present name of the Corporation is Electronic
          Processing, Inc.

          The name under which it was originally organized was NEWCO
          RGLG I, Inc.


     2. An amendment to the corporation's Articles of Incorporation was adopted by the directors and shareholders on April 1, 1996.


     3.   Article Third is amended to read as follows:

          THIRD. The aggregate number of shares, class and par value, if any, which the corporation shall have authority to issue shall be 5,000,000 shares of common stock, each with a par value of $.01.

          There are no preferences, qualifications, limitations, restrictions, or special or relative rights, including convertible rights, if any, with respect to the authorized shares of stock.


     4. Of the 300,000 shares of the corporation outstanding, 300,000 of such shares were entitled to vote on such amendment.

          The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

               Class               Number of Outstanding Shares
               -----               ----------------------------
               Common                         300,000

     5. The number of shares voted for and against such amendment were as follows:

          Class               No. Voted For  No. Voted Against
          -----               -------------  ----------------
          Common                 300,000            -0-


     6. If the amendment changed the number of par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is: $50,000.00.

          If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are: N/A


     7. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected: N/A


     IN WITNESS WHEREOF, the undersigned, Tom W. Olofson, President, has executed this instrument and Robert C. Levy, its Secretary has affixed its corporate seal hereto and attested said seal on the 1st day of April, 1996.


     PLACE CORPORATE
        SEAL HERE

                                        ELECTRONIC PROCESSING, INC.




                                        By:
                                           -------------------------------------
                                           Tom W. Olofson, President

ATTEST:

By:
   ---------------------------
     Robert C. Levy, Secretary

STATE OF MISSOURI   )
                    ) ss.
COUNTY OF JACKSON   )


     I, the undersigned, a Notary Public, do hereby certify that on this 1st day of April, 1996 Tom W. Olofson personally appeared before me who, being by me first duly sworn, declared that he is the President of Electronic Processing, Inc., a Missouri corporation, and acknowledged that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.


     {Notarial Seal}

                                        -------------------------
                                        Notary Public


My commission expires:


----------------------